UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023
Hayward Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40208	82-2060643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Vantage Park Drive
Suite 400 Charlotte, NC 28203
(Address of principal executive offices, including zip code)

(704) 285-5445
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HAYW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Hayward Holdings, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders on May 18, 2023 (the “Annual Meeting”). The results for each matter voted on by the stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors.

Director Nominee	For	Withhold	Broker Non-Votes
Kevin Brown...............	170,777,419	34,345,974	3,074,995
Mark McFadden..........	170,653,537	34,469,856	3,074,995
Arthur Soucy...............	171,901,232	33,222,161	3,074,995

Each of the nominees was elected as a director for a term expiring at the 2026 annual meeting of stockholders by a plurality of the votes cast by stockholders.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2023.

For	Against	Abstain
207,254,923	668,160	275,305

A majority of shares present or represented by proxy and entitled to vote at the Annual Meeting were cast in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYWARD HOLDINGS, INC.

Date: May 22, 2023	By:	/s/ Susan Canning
Susan Canning
Senior Vice President, Chief Legal Officer and Corporate Secretary